UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2006

 uBid.com Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50995	52-2372260
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8550 West Bryn Mawr, Suite 200
Chicago, Illinois	60631
(Address of principal executive offices)	(Zip Code)

(773) 272-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 9, 2006, uBid.com Holdings, Inc. and its wholly-owned subsidiary, uBid, Inc. entered into a Credit and Security Agreement with Wells Fargo Bank, National Association acting through Wells Fargo Business Credit and related security agreements and other agreements described in the Credit and Security Agreement (the “Credit Agreement”).

The Credit Agreement provides for advances to uBid, Inc. of up to a maximum of $25 million. The amount actually available to us will vary from time to time, depending on, among other factors, the amount of our eligible inventory and the amount of our eligible accounts receivable. The obligations under the Credit Agreement and all related agreements are secured by all or substantially all of uBid, Inc.’s assets. The initial term of the Agreement is three years, expiring on April 28, 2009. Up to $7.0 million of the maximum amount is available for irrevocable, standby and documentary letters of credit.

Advances under the Agreement bear interest at either (a) a base rate (Wells Fargo Bank's prime rate) or (b) LIBOR plus 2.5%. The Credit Agreement includes a contingent financial covenant relating to our consolidated net earnings or loss, minus extraordinary gains and interest income, plus interest expense, income taxes, depreciation and amortization. The Credit Agreement also includes negative covenants that prohibit a variety of actions without the lender's approval, including covenants that limit our ability to (a) incur debt, (b) create liens, (c) enter into any merger or similar transaction or purchase all or substantially all of the assets of another person, (d) sell assets, (e) change our name, (f) make certain changes to our business, (g) guaranty the debts of others, (h) consign inventory, (i) pay dividends on, or purchase, acquire or redeem shares of our capital stock (j) change our method of accounting (k) make investments, (l) enter into certain transactions with our affiliates, (m) store any of our inventory or equipment with third parties, or (n) make certain capital expenditures.

The Credit Agreement requires us to pay a prepayment fee of $500,000 if we terminate the Agreement during its first year, $375,000 if we terminate the Credit Agreement during its second year and $125,000 if we terminate the Agreement during the third year. The Credit Agreement also requires us to pay a variety of other fees and expenses.

The Credit Agreement and the Revolving Note in the amount of $25,000,000 issued on May 9, 2006 by uBid, Inc and uBid.com Holdings, Inc. payable to Wells Fargo Bank, National Association are filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Exhibit
10.1
Credit and Security Agreement between uBid.com Holdings, Inc., uBid, Inc. and Wells Fargo Bank, National Association acting through Wells Fargo Business Credit dated May 9, 2006 and Revolving Note in the amount of $25,000,000 issued on May 9, 2006 by uBid, Inc and uBid.com Holdings, Inc. payable to Wells Fargo Bank, National Association.

99.1	Press Release dated May 10, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBID.COM HOLDINGS, INC

/s/ Miguel A. Martinez, Jr.
Name: Miguel A. Martinez, Jr.
Title: Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)
Dated: May 9, 2006

Exhibit Index

Exhibit No.	Exhibit
10.1
Credit and Security Agreement between uBid.com Holdings, Inc., uBid, Inc. and Wells Fargo Bank, National Association acting through Wells Fargo Business Credit dated May 9, 2006 and Revolving Note in the amount of $25,000,000 issued on May 9, 2006 by uBid, Inc and uBid.com Holdings, Inc. payable to Wells Fargo Bank, National Association.

99.1	Press Release dated May 10, 2006